SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

This report updates information contained in an earlier press release relating to data on disease control rates published in an abstract at the 2009 Annual Meeting of the American Society of Clinical Oncologists (ASCO) and issued prior to the final presentation of preliminary data from an ongoing Phase 2 clinical trial.  This trial is designed to evaluate the efficacy of ARQ 197 when used to treat a group of tumors associated with dysregulation of the Microphthalmia Transcription Factor (MiT).

As presented at the ASCO Annual Meeting, an overall disease control rate (objective responses and stable disease) of 64 percent has been observed in preliminary results from the trial. The disease control rates by MiT tumor type and the numbers of evaluable patients with each tumor type are as follows:

•                  Alveolar Soft Part Sarcoma, 81%, 16 patients;

•                  Clear Cell Sarcoma, 43%, 7 patients; and

•                  Renal Cell Carcinoma, 40%, 5 patients.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.  The furnishing of this information does not mean that it is material or that disclosure of the information is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

June 4, 2009